Exhibit 10.34


                       FINANCIAL FEDERAL CORPORATION
                 REQUEST TO CONVERT AND IRREVOCABLY DEFER
                    RECEIPT OF VESTED RESTRICTED STOCK


     As provided for in the Restricted Stock Agreement entered into by and between Financial Federal Corporation, a Nevada corporation (the "Company") and Paul R. Sinsheimer (the "Participant"), dated March 1, 2002 (the "Agreement"), Participant hereby requests the Company to allow him to defer the receipt of a number of common shares (specified below) of restricted stock granted pursuant to the Agreement and the 2001 Management Incentive Plan (the "MIP").

     100,000 shares of Company restricted common stock were granted to Participant pursuant to the Agreement and 12,500 shares of such grant are scheduled to vest in 2003 (the "2003 Shares"). Participant is making this request to defer receipt of a specified number of 2003 Shares entirely of his own volition and Participant understands that the Company is under no obligation to approve this request. Participant further understands that he may only request deferral of the 2003 Shares for which he did not previously file an Internal Revenue Code Section 83(b) election. Participant understands that he must submit this properly completed and signed form to the Company no later than 5:00 P.M. EST on February 28, 2003.

     Provided that the Company's Executive Compensation And Stock Option Committee of the Board of Directors (the "Committee") approves this request, on the date that the 2003 Shares would otherwise vest, the number of 2003 Shares that Participant has voluntarily elected to defer will not be released to Participant from escrow but will instead be surrendered to the Company (the "Deferral Date") and, in exchange, on the Deferral Date, the Participant will receive a grant of stock units (equal in number to the number of surrendered 2003 Shares) (the "Stock Units"). The Company will credit the Stock Units to an unfunded deferred compensation account to be maintained for Participant by the Company (the "Account").

     The Company shall maintain the accounting for the Stock Units in Participant's Account. The accounting value of each Stock Unit shall equal the Fair Market Value (as such term is defined in the MIP) of a Company common share. In the event that there is any adjustment to the Company's Common Stock as provided under Section 8 in the MIP, then an appropriate and similar adjustment shall be made to the Stock Units in the Account. Dividends paid to Company stockholders, if any, shall result in an appropriate credit to the Account or the Participant will receive a cash payment reflecting the Participant's portion of the dividend. Participant shall be a general unsecured creditor with respect to any Stock Units in the Account. All Stock Units in the Account shall be paid out in full in Company common shares to Participant pursuant to the date specified below.

     Participant understands and agrees that if and when this request is approved by the Committee, this election to defer receipt of the 2003 Shares and instead receive Stock Units (which will not be distributed until the date specified below) is irrevocable. Participant also acknowledges that he may wish to consult with his financial, legal and tax advisors in connection with making this request and that Participant is entirely responsible for satisfying all taxes and tax withholding related to the Stock Units and 2003 Shares, in accordance with the withholding section of the Agreements.

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     Participant  understands and agrees that the Agreement shall  continue to remain in effect and that the Agreement shall govern the terms and conditions applicable to the subject Stock Units and restricted stock grant
to   the  extent  not  inconsistent  with  this  deferral  election   form.
Participant also agrees to timely execute and file with the Securities and Exchange Commission a Form 4 reporting the disposition of deferred shares and acquisition of Stock Units. Only those 2003 Shares that actually vest and for which the Committee has approved Participant's request to defer shall be eligible for conversion into Stock Units and crediting into the Account.

     I, the Participant, KNOWINGLY AND VOLUNTARILY AGREE TO ALL TERMS AND CONDITIONS DESCRIBED IN THIS ELECTION FORM AND THE AGREEMENT and request the Company to approve the following deferral of 2003 Shares:

[X] I, the Participant, voluntarily elect to forever waive and forego receipt of 6,250 shares from Stock Grant 1 and all shares from Stock Grant 2 of restricted stock otherwise scheduled to vest in 2003 pursuant to the Agreement and irrevocably elect to have such shares converted into an equivalent number of Stock Units to be deposited into the Account which the Company will maintain on my behalf until such Stock Units are distributed to me in an equivalent number of Company common shares on January 1, 2010.

                                        COMPANY APPROVAL:


     _____________________________      ____________________________
     Paul R. Sinsheimer                 By:
                                        Title:
     Date:                              Date: